UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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[ ]	Defining Additional Materials

[ ]	Soliciting Material Pursuant to Rule 14a-12

Parker Drilling Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Shareholders and Proxy Statement
March 22, 2004

March 22, 2004

To Our Shareholders:

We are pleased to offer you this invitation to attend our 2004 Annual Meeting of Shareholders. The meeting will be held on Wednesday, April 28, 2004, at 10:00 a.m. Central Time, at the Westlake Club, 570 Westlake Park Boulevard, Houston, Texas.

At the meeting, we will:

-	elect three (3) Class II directors for three-year terms,

-	consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for 2004, and

-	conduct any other business properly coming before the meeting and any adjournment or postponement.

We will also report on our performance in 2003 and answer your questions. You will have the opportunity to meet the directors and officers of the Company. In addition, our independent accountants will be present and available to answer your questions.

Further details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

Your vote is important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone or by mailing a proxy or voting instruction card. Voting on the Internet, by phone or by written proxy will ensure your representation at the annual meeting regardless of whether you attend in person. Please review the instructions on the proxy or voting instruction card regarding each of these voting options.

Thank you for your ongoing support and continued interest in Parker Drilling Company. We look forward to seeing you at the meeting. If you cannot attend the meeting, please log on to our Web site at http://www.parkerdrilling.com as we will be posting a summary of the meeting shortly thereafter.

Sincerely,

Robert L. Parker	Robert L. Parker Jr.
Chairman	President & Chief Executive Officer

PARKER DRILLING COMPANY
1401 Enclave Parkway
Houston, TX 77077

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	10:00 a.m. Central Time on Wednesday, April 28, 2004

PLACE	The Westlake Club, 570 Westlake Boulevard, Houston, Texas

ITEMS OF BUSINESS	(1) To elect three (3) members of Class II of the Board of Directors for three-year terms,

(2) To approve the appointment of PricewaterhouseCoopers LLP as our independent accountants for the 2004 fiscal year, and

(3) To transact such other business as may properly come before the annual meeting and any adjournment or postponement.

RECORD DATE	You can vote if you are a shareholder of record on March 12, 2004.

ANNUAL REPORT	Our Annual Report is enclosed.

PROXY VOTING	It is important that your shares be represented and voted at the annual meeting. You can vote your shares by completing and returning the proxy card sent to you. Most shareholders also have the option of voting their shares on the Internet or by telephone. Voting instructions are included in the accompanying Proxy Statement at page 6.

By order of the Board of Directors,

Ronald C. Potter Corporate Secretary

PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT PROXY STATEMENT AND ANNUAL MEETING	6
Why am I receiving these materials?	6
What information is contained in this proxy statement?	6
How may I obtain Parker Drilling’s Annual Report on Form 10-K?	6
Who may attend the meeting?	6
What items of business will be voted on at the annual meeting?	6
How does the Board recommend that I vote?	6
Who is entitled to vote at the annual meeting?	6
What constitutes a quorum?	7
What is the difference between holding shares as a shareowner of record and as a beneficial owner?	7
How can I vote my shares in person at the meeting?	7
How can I vote my shares without attending the annual meeting?	7
Can I change my vote?	8
Who can help answer my questions?	8
Is my vote confidential?	9
What are the voting requirements to approve each of the proposals?	9
What happens if additional matters are presented at the annual meeting?	9
What should I do if I receive more than one set of voting materials?	10
How may I obtain a separate set of voting materials?	10
Who will bear the cost of soliciting votes for the annual meeting?	10
How can I get a list of shareholders?	10
Where can I find the voting results of the annual meeting?	11
What is the deadline to propose actions for consideration at next year’s annual meeting of shareholders or to nominate individuals to serve as directors?	11
Copy of By-Law Provisions	11
GOVERNANCE OF THE COMPANY	12
Corporate Governance Principles	12
Presiding Director	12
Communications with the Board	12
Selection of Nominees as Director Candidates	12
Director Independence Determination	13
Parker Policy on Business Ethics and Conduct	13

PARKER DRILLING COMPANY
1401 ENCLAVE PARKWAY
HOUSTON, TEXAS 77077

PROXY STATEMENT

Q: Why am I receiving these materials?

A:	The Board of Directors of Parker Drilling Company (“Parker”, the “Company”, “we”, or “us”), a Delaware corporation, is providing these proxy materials for you in connection with our 2004 Annual Meeting of Shareholders which will take place on April 28, 2004, at 10:00 a.m. Central Time, at The Westlake Club, 570 Westlake Boulevard, Houston, Texas. As a shareowner, you are invited to attend the annual meeting and are entitled to and requested to vote on the items of business described in this proxy statement. This proxy statement, form of proxy and voting instructions are being distributed on or about March 22, 2004.

Q. What information is contained in this proxy statement?

A.	The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and most highly paid executive officers and certain other required information.

Q. How may I obtain Parker Drilling’s Annual Report on Form 10-K?

A.	A copy of our 2003 Annual Report on Form 10-K is enclosed.

Shareowners may request another free copy of the 2003 Form 10-K from our corporate office address or it may be accessed on our web site.

Q. Who may attend the meeting?

A:	Your proxy card is your invitation to attend the annual meeting. If you plan to attend the annual meeting, please vote your proxy prior to the meeting, but you may also bring your proxy card and vote at the meeting as explained below.

No cameras, recording equipment or electronic devices will be permitted in the annual meeting.

Q: What items of business will be voted on at the annual meeting?

A:	The items of business scheduled to be voted on at the annual meeting are:

-	election of three (3) Class II directors, and

-	ratification of PricewaterhouseCoopers LLP as independent accountants for 2004

We will also consider other business that properly comes before the annual meeting.

Q: How does the Board recommend that I vote?

A:	Our Board recommends that you vote your shares “FOR” each of the Class II nominees to the Board and “FOR” the ratification of PricewaterhouseCoopers LLP as our independent accountants for 2004.

Q: Who is entitled to vote at the annual meeting?

A:	Holders of Parker common stock at the close of business on the record date of March 12, 2004, are entitled to receive this notice and to vote their shares at the annual meeting.

Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting. You may vote all shares owned by you as of this time, including (1) shares held directly in your name as the shareowner of record, including shares acquired through Parker’s 401(k) plan, and (2) shares held by you as the beneficial owner through a broker, trustee or other nominee such as a bank. On the record date, there were 94,236,855 shares of common stock issued and outstanding.

Q: What constitutes a quorum?

A:	The presence of the holders of a majority of the of the outstanding shares of common stock entitled to vote at the annual meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions are counted as present and entitled to vote for purposes of determining a quorum.

Q: What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:	Most Parker shareowners hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with Parker’s transfer agent, Wells Fargo Bank, N.A., you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by Parker. As the shareholder of record, you have the right to grant your voting proxy directly to Parker or to vote in person at the meeting. Parker has enclosed a proxy card for you to use.

Beneficial Owner

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the annual meeting.

Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee, or nominee how to vote your shares.

Q: How can I vote my shares in person at the meeting?

A:	We will pass out written ballots to any shareholder of record who wants to vote in person at the meeting. However, if you are the beneficial owner of shares held in street name, you must request and obtain a legal proxy, executed in your favor, from the broker, trustee, nominee or other holder of record in order to vote at the meeting. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instruction card as described below so that your vote will be counted if you later decide not to attend the meeting.

Q: How can I vote my shares without attending the annual meeting?

A:	Your vote is important. You can save us the expense of a second mailing by voting promptly. Shareholders of record can vote by telephone, on the Internet, by mail or by attending the annual meeting and voting by ballot as described below. (Please note, if you are a beneficial owner, please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.)

The Internet and telephone voting procedures are designed to authenticate shareholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet you do not need to return your proxy card. Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day, but the vote needs to be submitted before 12:00 p.m., Central Time, on April 27, 2004.

Vote by Telephone

You do this by following the “Vote by Telephone” instructions that came with your Proxy Statement. If you vote by telephone, you do not have to mail in your proxy card.

Vote on the Internet

You do this by following the “Vote by Internet” instructions that came with your Proxy Statement. If you vote on the Internet, you do not have to mail in your proxy card.

Vote by Mail

You do this by completing and signing the proxy card that came with your Proxy Statement and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted:

-	as you instruct, and

-	according to the best judgment of Robert L. Parker and Robert L. Parker Jr. if a proposal comes up for vote at the meeting that is not on the proxy card.

If you do not mark your voting instructions on your proxy card, your shares will be voted:

-	for the three (3) named nominees for director,

-	for the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s Independent accountants for 2004, and

-	according to the best judgment of Robert L. Parker and Robert L. Parker Jr. if a proposal comes up for vote at the annual meeting that is not on the proxy card.

Q: Can I change my vote?

A:	If you are a shareholder of record, you can change your vote at any time before it is exercised by:

-	written notice to the Secretary of the Company,

-	timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet,

-	voting by ballot at the annual meeting.

For shares you hold as beneficial owner, you may change your vote by submitting new voting instructions to your broker, trustee, nominee or other record holder, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, you can change your vote by attending the meeting and voting in person.

Q: Who can help answer my questions?

A:	If you have any questions about the annual meeting or how to vote or revoke your proxy, you should contact:

Wells Fargo Bank, N.A. Shareholder Services P. O. Box 64854 St. Paul, MN 55164-0854 Toll free- (800) 468-9716 (651) 450-4064

If you need additional copies of this proxy statement or voting materials, please contact Wells Fargo Bank, N.A. as described above.

Q: Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner to protect your voting privacy. Your vote will not be disclosed to Parker or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation.

Q: What are the voting requirements to approve each of the proposals?

A:	A plurality of the votes cast is required for the election of directors. This means that the director nominee with the most votes for a particular position on the board is elected for that position. Only votes “for” or “against” affect the outcome. Abstentions are not counted for purposes of the election of directors. Cumulative voting is not permitted.

A majority of the votes cast is required to approve the appointment of PricewaterhouseCoopers LLP as our independent accountants.

You may vote “for” or “against” the approval of the appointment of PricewaterhouseCoopers LLP as our independent accountants, or “abstain” from voting. If you abstain from voting, it will have the same effect as a vote “against” this proposal.

If you are a beneficial owner and your broker holds your shares in its name, the broker is permitted to vote your shares on the election of directors and the approval of PricewaterhouseCoopers LLP as our independent accountant even if your broker does not receive voting instructions from you.

A brokerage firm cannot vote shares on non-routine matters. A routine matter is a matter such as election of directors and approval of independent accountants. If you do not give instructions to your broker on non-routine matters, your shares are considered “not entitled to vote” as to these matters, rather than a vote against these matters. We encourage you to provide instructions to your brokerage firm by giving your proxy. This ensures your shares will be voted at the meeting. There are no non-routine matters scheduled for approval at the annual meeting.

Q: What happens if additional matters are presented at the annual meeting?

A:	Other than the two items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant your proxy, the persons named as proxy holders, Robert L. Parker and Robert L. Parker Jr., will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

Q: What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareowner of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote each Parker proxy card received via phone, Internet or by mailing the proxy card.

If you would like to combine various accounts of your household into one for purposes of proxy solicitation and voting, please contact our stock transfer agent, at (800) 468-9716 and instruct the shareowner services representative to do so.

If you are a Parker employee, you will receive a separate proxy card for all the shares you hold:

-	in your own name, and

-	in the Parker 401(k) plan.

If you do not specify voting instructions for shares in the Parker 401(k) plan, the trustee of the 401(k) plan will vote your shares in the same proportion to the votes for the other shares for which voting instructions have been received.

Q: How may I obtain a separate set of voting materials?

A:	If you share an address with another shareowner, you may receive only one set of proxy materials (including our annual report to shareholders, 2003 Form 10-K and proxy statement) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, you may write or call us to request a separate copy of these materials from our transfer agent at:

Wells Fargo Bank, N.A. Shareholder Services P. O. Box 64854 St. Paul, MN 55164-0854 Toll free- (800) 468-9716 (651) 450-4064

Q: Who will bear the cost of soliciting votes for the annual meeting?

A:	Parker is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communications by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We have also hired Georgeson Shareholder Communications, Inc. (“Georgeson”) to assist us in the distribution of proxy materials and the solicitation of votes described above. We will pay Georgeson a fee of $7,000 plus customary costs and expenses for these services. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to shareholders.

Q: How can I get a list of shareholders?

A:	The names of shareholders of record entitled to vote will be available at the annual meeting and for ten days prior to the annual meeting for any purpose relevant to the annual meeting, between the hours of 7:30 a.m. and 4:30 p.m. Central Time, at our principal executive offices at 1401 Enclave Parkway, Suite 600, Houston, Texas, by contacting the Corporate Secretary of the Company.

Q: Where can I find the voting results of the annual meeting?

A:	We will announce voting results at the meeting. We will publish these results in our quarterly report on Form 10-Q for the first quarter of 2004 which will be available on our Web site at http://www.parkerdrilling.com. We will file that report with the Securities and Exchange Commission (“SEC”), and you can get a copy by contacting our Investor Relations Department at (281) 406-2370 or the SEC at (202) 942-8090 for the location of the nearest public reference room. You can also get a copy on the Internet through the SEC’s electronic data system (“EDGAR”) at http://www.sec.gov or under SEC filings in the Investor Relations section of the Company’s Web site.

Q: What is the deadline to propose actions for consideration at next year’s annual meeting of shareholders or to nominate individuals to serve as directors?

A:	You may submit proposals, including director nominations for consideration at future shareholder meetings.

Shareholder Proposals: In order for a shareholder proposal to be considered for inclusion in the proxy statement for the annual meeting next year, the written proposal must be received by the Corporate Secretary of Parker at our principal executive offices at 1401 Enclave Parkway, Suite 600, Houston, Texas 77077 no later than November 22, 2004. The 2005 Annual Meeting is currently scheduled for April 27, 2005.

For a shareholder proposal that is not intended to be included in Parker’s proxy statement under Rule 14a-8, the shareholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of Parker common stock to approve that proposal, provide the information required by the by-laws of Parker and give timely notice to the Corporate Secretary of Parker, which, in general, requires that the notice be received by the Corporate Secretary of Parker no later than 90 days and no more than 120 days in advance of next year’s annual meeting. If less than 100 days’ notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

Nomination of Director Candidates: You may propose director candidates for consideration by the Corporate Governance Committee by submitting the nominee’s name and other relevant information to the Presiding Director of Parker’s board of directors at the principal executive offices set forth above. In addition, the by-laws of Parker permit shareholders to nominate directors for election at the annual meeting. To nominate a director, the shareholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of Parker common stock to elect such nominee and provide the information required by the by-laws of Parker and by Regulation 14A of the Securities Exchange Act of 1934. In addition, the shareholder must give notice to the Corporate Secretary of Parker no later than 90 days and no more than 120 days in advance of next year’s annual meeting.

Copy of By-Law provisions: You may contact the Parker Corporate Secretary at our principal executive offices for a copy of the relevant by-law provisions regarding the requirements for making shareholder proposals and nominating director candidates.

GOVERNANCE OF THE COMPANY

Corporate Governance Principles

In January 2004, the board of directors approved the Company’s Corporate Governance Principles, which comply with the minimum requirements of the new corporate governance listing standards of the New York Stock Exchange (“NYSE”). The Corporate Governance Principles are attached to this Proxy Statement as Annex A. From time to time we may revise our Corporate Governance Principles in response to changing regulatory requirements, evolving best practices, and the concerns of shareholders. Our Corporate Governance Principles are published on our Web site at http://www.parkerdrilling.com under the “Corporate Governance” caption.

Presiding Director

In 2003, the Board created a new position of Presiding Director, whose primary responsibility is to preside over periodic executive sessions of the Board in which management directors and other members of management do not participate. Our new Corporate Governance Principles provide that the Chairman of our Corporate Governance Committee of the Board shall be designated the “Presiding Director”. Mr. Robert M. Gates is currently the Presiding Director. The non-management directors are scheduled to meet on a regular basis four times a year, and can also schedule additional meetings as they deem appropriate.

Communications with the Board

Shareholders and other parties interested in communicating directly with the Presiding Director or with non-management directors as a group may do so by writing to the Presiding Director, Parker Drilling Company, 1401 Enclave Parkway, Suite 600, Houston, Texas 77077, which contact information is also provided on our web site. On January 28, 2004, the non-management directors of the Board approved a process for handling communications received by the Company and addressed to non-management members of the Board. Under that process, the Corporate Secretary of the Company, under the specific direction of the Presiding Director, reviews the correspondence and forwards all correspondence that requires their attention. The Presiding Director will determine, based on a process and criteria unanimously approved by the non-management directors, whether or not such communication warrants consideration by another committee of the Board or by the entire Board. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s Director of Internal Audit and/or General Counsel in accordance with the Company’s whistleblower policy described below under “Procedure for Reporting Accounting, Internal Control and Audit Irregularities”.

Selection of Nominees as Director Candidates

The Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. The Governance Committee also has the authority to retain a third-party search firm to assist in identification of qualified candidates, but has not retained a search firm at this time. A shareholder who wishes to recommend a candidate to be considered as a director nominee should notify the Presiding Director in writing at: Presiding Director, Parker Drilling Company, 1401 Enclave Parkway, Suite 600, Houston, Texas 77077, and include any supporting information that the shareholder deems appropriate. The Governance Committee will also consider whether to nominate any person submitted by a shareholder pursuant to the provisions of the Company’s by-laws relating to shareholder nomination described below.

The Corporate Governance Committee is responsible for reviewing candidates and proposing candidates to the entire Board for director nominees. The Corporate Governance Committee Charter includes a provision which requires the Corporate Governance Committee to review the qualifications of any candidate which has been submitted by a shareholder for consideration as a director nominee and advise the Board of its assessment. The Corporate Governance Principles and Corporate Governance Committee Charter do not provide any minimum qualifications other than that the candidates are “independent” under the NYSE corporate governance guidelines, but do provide that the directors should consider diversity, age, skills, and experience in the context of the needs of the Board in making its determination of an appropriate candidate. The procedure for evaluating such candidates is identical to the procedure for evaluating candidates proposed by other directors, management or by a search firm hired by the Corporate Governance Committee.

Director Independence Determination

In January 2004, the Board adopted the Company’s Corporate Governance Principles attached to this Proxy Statement at Annex A, which comply with the minimum requirements of the new listing standards adopted in 2003 by the NYSE, which listing standards have been approved by the SEC. In accordance with the NYSE corporate governance listing standards, at Board meetings in January and February 2004 the Board made its annual review of director independence to determine whether or not any directors had any material relationships with the Company. During these reviews, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under “Related Party Transactions” at page 19. The Board then made a determination whether or not the identified transactions or relationships are addressed in the specific independence criteria of the new NYSE corporate governance listing standards and examined all relationships that did not fall within the specific independence criteria. As a result of this review, the Board affirmatively determined that all of the directors were independent, except for directors that are officers of the Company, under the NYSE corporate governance listing standards on the basis that: (1) No non-employee director has engaged in a transaction or has a relationship with the Company that is contrary to or exceeds the thresholds of materiality as established by the specific independence criteria of the NYSE at Section 303A.02(b) and (2) No non-employee director has any other relationship with the Company that is material under 303A.02(a).

Parker Policy on Business Ethics and Conduct

All of our employees, including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, are required to abide by Parker’s Code of Corporate Conduct to ensure that our business is conducted in accordance with the requirements of law and the highest standards of ethics. This Code of Corporate Conduct was recently amended to add provisions that are consistent with the requirements of the SEC on financial ethics that were instituted pursuant to Sarbanes-Oxley Act of 2002 and the new corporate governance listing standards of the NYSE, such as:

-	policies that cover all area of professional conduct,

-	full, fair, accurate, timely and understandable disclosure in reports,

-	employment policies,

-	conflicts of interest,

-	corporate opportunities,

-	fair dealing,

-	insider trading,

-	confidential information,

-	compliance with all laws and regulations, and

-	the encouragement of reporting of illegal and unethical behavior.

The full text of our Code of Corporate Conduct is published on our Web site at http://www.parkerdrilling.com under the “Corporate Governance” caption. In accordance with the SEC rules, we will disclose any future amendments to the Code of Corporate Conduct and any waivers of such code that affect directors and executive officers and senior financial personnel within two business days following such amendment or waiver. A free copy of the Code of Corporate Conduct is also available to anyone who requests it by writing to the Corporate Secretary at 1401 Enclave Parkway, Suite 600, Houston, Texas 77077.

Procedure for Reporting Complaints Regarding Accounting Practices, Internal Accounting Control and Audit Practices

In accordance with the SEC regulations adopted pursuant to the Sarbanes-Oxley Act of 2002, in 2003 the audit committee adopted a procedure for the receipt, retention and handling of complaints regarding accounting practices, internal accounting controls and auditing practices. This policy and procedure has been integrated into the Company’s existing “whistleblower” policy which allows the confidential and anonymous reporting of such matters to the Director of Internal Audit and/or the General Counsel, whose contact information is included on the Company’s web site. The policy provides that the Director of Internal Audit and/or General Counsel is to review these complaints and forward them to the Audit Committee for further investigation and handling as the Audit Committee deems appropriate.

Policy on Director Attendance at Annual Meeting

Parker’s Corporate Governance Principles provide that board members are expected to be in attendance of all meetings including the annual meeting of shareholders. Last year all of the directors were in attendance at the annual meeting.

Certificate of Chief Executive Officer

Mr. Robert L. Parker Jr., President and Chief Executive Officer, will be required to certify as to his knowledge of any violations of the new corporate governance listing standards of the NYSE, which will be filed within 30 days after the annual meeting.

BOARD OF DIRECTORS

NOMINEES FOR DIRECTOR (CLASS II) — WITH TERM OF OFFICE EXPIRING AT THE 2007 ANNUAL MEETING OF STOCKHOLDERS

BERNARD DUROC-DANNER
DIRECTOR SINCE 1996

Dr. Duroc-Danner, age 50, is chairman, president and chief executive officer of Weatherford International Ltd., having held these positions since May 1998. For the previous five years he held the position of president, chief executive officer and director of EVI, Inc. Weatherford International Ltd. is an international manufacturer and supplier of oilfield equipment. Dr. Duroc-Danner holds a Ph.D. in economics from Wharton (University of Pennsylvania). Dr. Duroc-Danner is a director of CalDive International, Inc., Dresser, Inc. and Universal Compression, Inc.

JAMES E. BARNES
DIRECTOR SINCE 1998

Mr. Barnes, age 70, served as chairman, president and chief executive officer of MAPCO Inc., a diverse Fortune 500 energy company, from 1986 until 1998, at which time it merged with the Williams Companies. Mr. Barnes also serves on the board of SBC Communications Inc.

ROBERT M. GATES
DIRECTOR SINCE 2001

Dr. Gates, age 60, is president of Texas A&M University, having been appointed to this position in 2002. Previously, he was director of the Central Intelligence Agency, which he joined in 1966. From 1991 to 1993 he served as director of central intelligence, where he led all U.S. foreign intelligence agencies and directed the CIA. From 1999 to 2001, he served as Dean of the George Bush School of Government and Public Service at Texas A&M University. Dr. Gates is a member of the board of trustees of The Fidelity Funds, and a member of the board of directors of TRW, Inc., and NACCO Industries. He serves as senior adviser or consultant to several major international firms, and is a trustee of the Charles Stark Draper Laboratory in Boston and the Forum for International Policy. He is on the national executive board of the Boy Scouts of America and president of the National Eagle Scout Association.

CONTINUING DIRECTORS (CLASS III) — WITH TERM OF OFFICE EXPIRING AT THE 2005 ANNUAL MEETING OF SHAREHOLDERS

ROBERT L. PARKER
DIRECTOR SINCE 1969

Mr. Parker, age 80, chairman of the board, served as president and chief executive officer of the Company from 1954 until 1991, since which time he has served only as chairman. He also serves on the board of directors of Clayton Williams Energy, Inc., BOK Financial Corporation, and Wells Fargo Bank Texas, N.A. — Kerrville. He is the father of Robert L. Parker Jr.

ROBERT L. PARKER JR.
DIRECTOR SINCE 1973

Mr. Parker Jr., age 55, is president and chief executive officer, having joined the Company in 1973. He was elected president and chief operating officer in 1977 and chief executive officer in 1991. He previously was elected a vice president in 1973 and executive vice president in 1976. Mr. Parker Jr. is on the board of directors of the University of Texas Engineering Foundation Advisory Council, the University of Texas Development Board and the International Association of Drilling Contractors. He is the son of Robert L. Parker.

CONTINUING DIRECTORS (CLASS I) — WITH TERM OF OFFICE EXPIRING AT THE 2006 ANNUAL MEETING OF STOCKHOLDERS

R. RUDOLPH REINFRANK
DIRECTOR SINCE 1993

Mr. Reinfrank, age 48, is a co-founder of Clarity Partners, where he has held the position of managing general partner since 1997. Prior to the formation of Clarity Partners, Mr. Reinfrank co-founded Rader Reinfrank & Co., LLC, Beverly Hills, California. From May 1993 through December 1996, Mr. Reinfrank was a managing director of the Davis Companies.

JOHN W. GIBSON JR.
DIRECTOR SINCE 2001

Mr. Gibson, age 46, was appointed president and chief executive officer of Halliburton’s Energy Services Group in January 2003. He had been president of Halliburton Energy Services since March 2002. Mr. Gibson had previously been with Landmark Graphics Corporation, serving as president and chief executive officer since 2000 and earlier as chief operating officer. He joined the company in 1994 and held various executive positions, including executive vice president of Landmark’s Integrated Products group, and president and vice president of Landmark’s Zycor Division.

Board and Committee Membership

The business of the Company is managed under the direction of our Board of Directors (“Board”). The entire Board has regularly scheduled meetings and special meetings as necessary to effectively direct the business of the Company. In addition to meetings of the full board, the non-management directors have separate meetings among themselves and also have the opportunity to meet with other officers and review materials as provided to them or requested by them in order to be properly informed as to the business affairs of the Company.

During 2003, the Board of Directors held 4 regularly scheduled meetings and 4 telephonic meetings. The Board also has an Audit Committee, a Compensation Committee and a Corporate Governance Committee. All of the incumbent directors attended at least 75% percent of the meetings of the Board and Board committees on which they served.

The following table provides 2003 membership and meeting information for each of the Board Committees.

Name	Audit Committee		Compensation Committee		Governance Committee
Mr. Reinfrank	X		X	*
Mr. Barnes	X	*
Mr. Gates	X				X	*
Mr. Duroc-Danner			X		X
Mr. Gibson			X		X
2003 Meetings	8		5		1	**

*Chair
**Organized August 2003

In January 2004, Mr. Gates resigned from the audit committee and was replaced by Mr. Gibson in February 2004.

The Audit Committee

Audit Committee Independence Determination. At a meeting in January 2004, the Board reviewed the qualifications of the members of the audit committee and determined that, in addition to satisfying the NYSE independence standards, each member of the audit committee satisfies the independence requirements of the SEC, pursuant to Section 10A-3 of the Securities and Exchange Act of 1934.

Audit Committee Financial Expert. At a meeting of the Board in February 2004, the Board reviewed the qualifications of each audit committee member and determined that Mr. R. Rudolph Reinfrank meets the requirements of an audit committee financial expert pursuant to Item 401(h)(2) of Regulation SK.

Financial Literacy and Financial Management Experience. The Board reviewed the qualifications of each member of the audit committee and determined that each member of the audit committee is financially literate and that at least one member has financial management experience as required by the NYSE corporate governance listing standards.

The Audit Committee has four regularly scheduled meetings each year, and, in addition, schedules additional meetings to review earnings releases and public filings as well as periodic meetings held separately with management, the internal auditor and the independent accountant as the committee deems necessary to properly perform its functions under its charter. The Audit Committee assists the Board with its monitoring of:

-	the integrity of the Company’s financial statements and internal controls,

-	the Company’s compliance with legal and regulatory requirements,

-	the independent accountant’s qualification and independence, and

-	the performance of the internal audit function and the internal auditor.

The other specific responsibilities of the Audit Committee are set forth in its Charter, which was revised this year and approved by the Board of Directors. A copy of the Charter is attached as Annex B to this Proxy Statement.

The Compensation Committee

Compensation Committee Independence Determination. At a meeting in January 2004, the Board reviewed the qualifications of each member of the Compensation Committee and determined each member of the committee satisfied the independence criteria established by the new corporate governance listing standards of the NYSE.

The compensation committee holds regularly scheduled meetings that its members deem necessary and appropriate to fulfill the responsibilities set forth in its Charter. These duties include:

-	review and approval of the compensation philosophy of the Company with regard to officers, programs for annual and long-term compensation and other executive programs,

-	determining the compensation of the Chief Executive Officer based on the Company’s performance and shareholder return, value of similar incentive awards to CEO’s at comparable companies, and awards given to the CEO in the past,

-	reviews and recommends to the Board the granting of options and restricted stock under stock plans and incentive compensation plans.

The Compensation Committee adopted a Charter this year which contains these and its other responsibilities. This Charter was approved by the Board and is attached hereto as Annex C.

The Governance Committee

The Governance Committee was created and constituted this year by the Board to be responsible for making recommendation to the Board concerning issues relating to corporate governance, including the review of nominees for candidates for Board positions under guidelines established in the Company’s Corporate Governance Guidelines, to recommend a set of Corporate Governance Principles for the Company, to assess the overall effectiveness of the Board and its committees, to make recommendations on director compensation and to set guidelines on Board service.

The Governance Committee adopted a Charter which was approved by the Board as being in compliance with corporate governance listing standards of the NYSE. A copy of the Charter is attached hereto as Annex D.

2003 Compensation of Non-Employee Directors

	Annual
	Board/Committee	Board	Committee
Director	Retainer	Meeting Fees	Fees	Total
Mr. Reinfrank	$20,000	$24,000	$22,000	$66,000
Mr. Barnes	$20,000	$18,000	$24,000	$62,000
Mr. Duroc-Danner	$20,000	$21,000	$—	$41,000
Mr. Gates	$20,000	$18,000	$18,000	$56,000
Mr. Gibson	$20,000	$24,000	$8,000	$52,000
Total	$100,000	$105,000	$72,000	$277,000

Fees and Benefit Plans for Non-Employee
Directors

Annual Cash Retainer Fees. Non-employee directors receive an annual cash retainer fee of $20,000 per year.

Meeting Fees. Non-employee directors also receive a fee of $3,000 for each Board meeting and $2,000 for each committee meeting.

Stock Plan. The non-employee directors are eligible to participate in the Company’s 1994 Director Stock Option Plan and the Company’s 1997 Stock Plan, which also provides for the grant of restricted stock grants. Each director received 15,000 options on April 30, 2003, under the 1997 Parker Drilling Stock Plan, which options have a strike price of $1.96, all of which vested immediately.

Related Party Transactions

On February 27, 1995, the Company entered into a Split Dollar Life Insurance Agreement with Robert L. Parker Sr. and the Robert L. Parker Sr. and Catherine M. Parker Family Trust under Indenture dated 23rd day of July 1993 (“Trust”) pursuant to which the Company agreed to provide life insurance protection for Mr. and Mrs. Robert L. Parker in the event of the death of Mr. and Mrs. Parker (the “Agreement”). The Agreement provided that the Trust would acquire and own a life insurance policy with face amount of $13,200,000 and that the Company would pay the premiums subject to reimbursement by the Trust out of the proceeds of the policy, with interest to accrue on the premium payments made by the Company from and after January 1, 2000, at the one-year Treasury bill rate. The repayment of the premiums is secured by an Assignment of Life Insurance Policy as Collateral. On October 14, 1996, the Agreement was amended to provide that the interest accrual would be deferred until February 28, 2003, in consideration for the Company’s termination of a separate life insurance policy on the life of Robert L. Parker. On April 19, 2000, the Agreement was amended and restated to replace the previous policy with two policies, one for $8,000,000 on the life of Robert L. Parker and one for $7,700,000 on the lives of both Mr. and Mrs. Robert L. Parker. Mr. Robert L. Parker Jr., the Company’s CEO and son of Robert L. Parker, will receive one-third of the net proceeds of the policies.

As of December 31, 2003, the accrued amount of premiums paid by the Company on the policies and to be reimbursed by the Trust to the Company was approximately $4.7 million. Due to the adoption of the Sarbanes-Oxley Act of 2002 (“SOX”), additional loans to executive officers and directors may be prohibited, although continuance of loans in existence as of July 30, 2002, are allowed; provided there is no modification to such loans. Because the advancing of additional annual premiums by the Company may be considered a prohibited loan under SOX, the Company elected to not advance the premiums that were due in December 2002 and December 2003 pending further clarification from the SEC as to how the Company’s obligation to advance these premiums under the Agreement can be honored without violating SOX.

* * *

As part of building business relationships and fostering closer ties to clients, the Company traditionally hosts customers in a variety of activities such as sporting events and other outdoor activities, coupled with industry-related conferences.

Robert L. Parker, chairman of the Company, through the Robert L. Parker, Sr. Family Limited Partnership (the “Limited Partnership”) owns a 2,987 acre ranch near Kerrville, Texas, (“Cypress Springs Ranch”) which the Limited Partnership makes available to the Company for customer retreats and forums and Company management meetings. Robert L. Parker has a 50 percent general partnership interest and a 46.5 percent limited partnership interest in the Limited Partnership. The Cypress Springs Ranch provides lodging, conference facilities, sporting and other outdoor activities in conjunction with marketing and other business purposes.

The Limited Partnership also owns a 4,982 acre cattle ranch near Mazie, Oklahoma (“Mazie Ranch”). The Mazie Ranch is also used by the Company for outdoor activities by customers. There is an agreement between the Company and the Limited Partnership that the Cypress Springs Ranch and the Mazie Ranch shall be available for Company use as described above without limitation. In consideration for the availability and use of these facilities, the Company has an agreement with the Limited Partnership to pay a portion of the ranch expenses. The total amount of these expenses paid by the Company in 2003 was $171,100.

* * *

Mr. Robert L. Parker Jr. incurred tax liability of $163,092 on January 5, 1998, in connection with the vesting of restricted stock granted to him in 1995 by the Company pursuant to the Company’s 1991 Stock Grant Plan. As was customary, the Company paid the estimated taxes on said stock grant pursuant to an agreement that Mr. Parker Jr. would repay said amounts to the Company. At the present time Mr. Parker Jr. is indebted to the Company in the amount of $163,092 and is assessed imputed interest on this amount.

* * *

Mr. Gibson is a continuing director and it is anticipated he will stand for re-election as a director in 2006. Mr. Gibson is the President and Chief Executive Officer of Halliburton Energy Services Group (“HES”). During 2003, subsidiaries of the Company received $3,258,350 in gross revenues for performance of drilling services for a subsidiary of HES. In addition, a subsidiary of Parker purchased equipment and services from HES and its affiliates during 2003 in a total amount of $50,156.

Mr. Bernard Duroc-Danner is standing for re-election at this year’s annual meeting for a term of office expiring in three years or until his successor is elected. Mr. Duroc-Danner is Chairman of the Board, President and Chief Executive Officer of Weatherford International, Inc. During 2003, subsidiaries of the Company received $244,880 in gross revenues for drilling equipment and services to Weatherford and its affiliates. During 2003, subsidiaries of the Company paid Weatherford and its affiliates a total of $64,635 for purchases of equipment.

Indemnification

In accordance with our by-laws, we indemnify our Directors and officers to the fullest extent permitted by law so that they will serve free from undue concern about personal liability in connection with their service to the Company. We also have signed agreements with each of the directors and Named Executive Officers, which agreements were updated this year, contractually obligating us to provide indemnification to each director and Named Executive Officer.

Equity Ownership of Officers, Directors and Principal Stockholders

The following table sets forth information concerning beneficial ownership of the Company’s common stock as of January 31, 2004, by (a) all persons known by the Company to be beneficial owners of more than five percent (5%) of such stock, (b) each director and nominee for director of the Company, (c) each of the executive officers of the Company named in the Summary Compensation table (“Named Executive Officers”), and (d) all directors and executive officers as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares.

AMOUNT AND NATURE OF SHARES BENEFICIALLY OWNED

			RIGHT
	SHARES		TO	PERCENT OF
	OWNED		ACQUIRE	OUTSTANDING
NAME	(#)(1)		(#)(2)	SHARES(3)
Dimensional Fund Advisors**	5,731,400	(4)		6.10%
Robert L. Parker ±	4,081,316	(5)	545,000	4.91%
Robert L. Parker Jr. ±	525,365	(6)	1,036,000	1.66%
R. Rudolph Reinfrank ±	4,000		85,750	*
James E. Barnes ±	30,000	(7)	40,750	*
Bernard Duroc-Danner ±			75,750	*
Robert M. Gates ±	2,000		30,000	*
John W. Gibson, Jr. ±	15,000		30,000	*
Robert Nash ±	123,526		116,250	*
James W. Whalen ±	200,000		60,000	*
John R. Gass ±	64,626		210,000	*
Thomas L. Wingerter***	46,886	(8)	285,750	*
(former VP of Operations)

Directors and Executive Officers	5,229,255		2,893,896	8.63%
as a Group (14 persons)

* Less than 1%

± Address for directors and named executive officers is 1401 Enclave Parkway, Suite 600, Houston, TX 77077

**1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401

***11711 Memorial, Houston, TX 77024

(1)	Includes shares for which the person:

-	has sole voting and investment power, or

-	has shared voting and investment power with his/her spouse

Excludes shares that may be acquired through stock option exercises.

(2)	Shares that can presently be acquired through stock option exercises and within sixty (60) days of date of proxy statement.

(3)	Shares of common stock which are not outstanding but which could be acquired by a person upon exercise of an option within 60 days of the Proxy Statement are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such person. Such shares, however, are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

(4)	Based on information obtained from 13G filed by Dimensional Fund Advisors dated February 6, 2004.

(5)	Includes 75,800 shares owned by Mr. Parker’s spouse, as to which shares Mr. Parker disclaims any beneficial ownership and has no voting control and 3,792,436 shares held by the Robert L. Parker Trust, over which Mr. Parker has sole voting control and shared dispositive power.

(6)	Includes 5,760 shares held as trustee for Mr. Parker Jr.’s nieces, as to which he disclaims any beneficial ownership.

(7)	All shares are held by the James E. Barnes Revocable Trust.

(8)	Includes 3,200 shares held in Mr. Wingerter’s daughter’s name as part of UTMA and Education Trust Account

Section 16(a) Beneficial Ownership Reporting

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports of holdings and transactions in Parker Drilling shares with the SEC and the NYSE. Based on our records and other information, we believe that in 2003 our directors and executive officers met all applicable SEC filing requirements with the exception of the Form 3 filed by Denis Graham, Vice President of Engineering, when he was elected an executive officer, which inadvertently excluded a grant of 30,000 shares of restricted stock in August 2002. This omission was corrected in a Form 5 filed by Mr. Graham on February 13, 2004.

OPTION/SAR GRANTS IN 2003 TO NON-EMPLOYEE DIRECTORS

The following stock options were awarded to non-employee directors in 2003.

	NUMBER OF OPTIONS GRANTED IN
	2003 UNDER 1997 STOCK PLAN
NAME	EXERCISABLE	NON-EXERCISABLE
R. Rudolph Reinfrank	15,000	—
James E. Barnes	15,000	—
Bernard Duroc-Danner	15,000	—
Robert M. Gates	15,000	—
John W. Gibson Jr.	15,000	—

Total	75,000

ITEM 1— ELECTION OF DIRECTORS

The by-laws of the Company currently provide that the number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors. Subsequent to the recent resignation of Simon G. Kukes on November 5, 2003, due to his increased responsibilities from his new position as CEO of Yukos, the Board adopted a resolution in January 2004 providing that the Board shall consist of seven directors. Each current director was elected by the stockholders except for Mr. Gates, who was appointed by the Board in July 2001 and will stand for election as a Class II Director this year. The remaining directors will continue to serve the terms described in their biographies under “Board of Directors” at page 15.

Our directors serve staggered terms. This is accomplished as follows:

•	each director who is elected at an annual meeting of stockholders serves a three-year term,

•	the directors are divided into three classes,

•	the classes are as nearly equal in number as possible, and

•	the term of each class begins on a staggered schedule

Nominees for directors this year are Bernard Duroc-Danner, James E. Barnes and Robert M Gates. These three directors currently comprise Class II of the three classes of directors.

Each of the three nominees for director this year currently is a director of the Company and has consented to serve a three-year term.

The Board of Directors recommends a vote FOR these nominees.

ITEM 2 – APPROVAL OF INDEPENDENT ACCOUNTANT

The Audit Committee has appointed PricewaterhouseCoopers LLP to serve as our independent accountants for 2004. Stockholders are being asked to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for 2004. If the stockholders do not ratify the appointment, the audit committee will re-consider the appointment.

Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting to answer your questions. They will also have the opportunity to make a statement should they desire to do so.

The board of directors recommends a vote FOR the approval of PricewaterhouseCoopers LLP as our independent accountants for 2004.

Audit Committee Report

The following report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

The role of the audit committee is to assist the board of directors in its oversight of the Company’s financial reporting process, system of internal controls, audit processes and compliance with laws, regulations and Company policies, which duties are summarized on page 17 of this Proxy Statement.

The committee operates pursuant to a Charter, which sets forth the duties and responsibilities of the committee. We amended our Charter this year to comply with certain minimum requirements imposed by the new corporate governance listing standards of the NYSE, and approved by the SEC, a copy of which is attached hereto as Annex B. While the committee has certain duties as set forth in the Charter, it is not the duty of the committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting rules and regulations, as these functions are the responsibility of management and the independent accountants. In the performance of its oversight function in 2003, the committee addressed the following specific matters:

•	We reviewed quarterly 10-Q’s, the 2003 year-end financial statements (10-K) and earnings releases and discussed them with management and the independent accountants,

•	We received the written disclosures from the independent accountants and confirmed the independence of the accountants pursuant to Independence Standard No. 1,

•	We engaged in private discussions with the independent accountants to discuss matters relevant to the planning and implementation of the Company’s audit,

•	We discussed with the independent accountants the matters contained in the Statement of Auditing Standards No. 61, including without limitation, the quality as well as the completeness and accuracy of the financial statements,

•	We discussed with management and the independent accountants significant financial and reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including all critical accounting policies and practices and alternative treatment of financial transactions,

•	We reviewed reports prepared by the internal auditing department and management responses, and approved the scheduling, budget and staffing of the planned scope of internal audits,

•	We discussed with management various matters regarding the compliance of the Company and its subsidiaries with the Company’s Code of Corporate Conduct, including the Foreign Corrupt Practices Act,

•	We discussed certain legal matters with counsel,

•	We approved a policy to provide interested parties to anonymously report any alleged accounting or audit irregularities consistent with the requirements of the SEC pursuant to Sarbanes-Oxley Act of 2002,

•	We approved a policy regarding the hiring of former employees of the independent accountant consistent with the requirements of the SEC pursuant to Sarbanes-Oxley Act of 2002.

•	We approved the fees charged by the independent accountants for services performed in 2003 in accordance with the pre-approval policy approved in April 2003. We also approved a revision to this pre-approval policy effective January 2004. These fees are set forth in the table immediately following this report,

•	We monitored the Company’s implementation of internal controls compliance pursuant to Section 404 of Sarbanes-Oxley Act of 2002,

•	We met privately with the independent accountants at various times throughout the year, and

•	We retained PricewaterhouseCoopers LLP as the independent accountants of the Company for 2004,

Based on the review and discussion described in this report, the audit committee recommended to the Board and the Board has approved that the audited financial statements for the year ended December 31, 2003, be included in Parker’s Annual Report on Form 10-K, for filing with the SEC.

Respectfully submitted,

James E. Barnes, Chairman
R. Rudolph Reinfrank
John W. Gibson Jr.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s financial statements for the years ended December 31, 2003, and December 31, 2002, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

	2002	2003
Audit fees: (1)	$358,800	$645,446

Audit related Fees: (2)	$24,100	$17,879

Tax fees: (3)	$221,068	$89,800

All other fees: (4)	$216,956	$11,886

Total	$820,924	$765,011

(1)	Audit fees consisted of audit of the annual financial statements, quarterly reviews of financial statements, statutory audits of foreign subsidiaries and assistance in any required filings with the SEC.

(2)	Audit related fees consisted primarily of audits of benefit plans.

(3)	Tax fees consisted principally of preparation of tax returns for the Company.

(4)	All other fees consisted principally of internal audit fees in 2002, which did not occur in 2003 due to the Company now performing these services internally.

96% of all audit fees and allowable non-audit fees were pre-approved by the audit committee in accordance with the pre-approval policy approved by the audit committee in April 2003. The balance of the fees fell within the de minimus exception to the new SEC regulations.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Accountant

Consistent with SEC rules regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and overseeing the work of the independent accountants. In response to these rules, the audit committee established a policy in April 2003 in connection with the pre-approval of all audit and permissible non-audit services provided by the independent accountants. All audit and non-audit services were approved consistent with this policy beginning in May 2003. A revised version of this policy was approved by the audit committee in January 2004 and is attached to this Proxy Statement as Annex E.

EXECUTIVE COMPENSATION

The following table sets forth information concerning compensation for services rendered in all capacities to the Company by the chief executive officer and the four next most highly compensated executive officers of the Company and Mr. Wingerter, former VP of Operations (collectively, the “Named Executive Officers”), for the year ended December 31, 2003, for the year ended December 31, 2002, and for the year ended December 31, 2001.

SUMMARY COMPENSATION TABLE

							Long-Term
		Annual Compensation					Compensation Awards
				Other	Restricted		Securities
				Annual	Stock		Underlying	All Other
Name and		Salary	Bonus	Compensation	Awards		Options/	Compensation
Principal Position	Year	($)(1)	($)	($)(2)	(shares)		SARS(#)	($)
Robert L. Parker Jr.	2003	546,500		80,156	275,000	(3)		7,104	(4)
PRESIDENT AND	2002	549,500		115,870			150,000	8,678
CHIEF EXECUTIVE	2001	507,096	320,000				45,000	194,321
OFFICER

Robert L. Parker	2003	474,000		52,039				6,923	(5)
CHAIRMAN	2002	477,000		128,045				13,850
	2001	462,000	280,000	122,615			45,000	206,800

Robert F. Nash	2003	328,846			120,000	(3)		5,031	(6)
SENIOR VICE	2002	271,154					120,000	16,423
PRESIDENT AND	2001	N/A					75,000
CHIEF OPERATING
OFFICER

James W. Whalen	2003	270,000			100,000	(3)
SENIOR	2002	N/A						N/A
VICE PRESIDENT AND	2001	N/A						N/A
CHIEF FINANCIAL
OFFICER

John R. Gass	2003	220,000			55,000	(3)		8,000	(7)
VICE PRESIDENT-	2002	220,000		60,055			70,000	16,477
GLOBAL OPERATIONS	2001	204,712	92,400				45,000	22,813

Thomas L. Wingerter	2003	151,538						517,870	(8)
(former VP-Operations)	2002	200,000					70,000	20,847
	2001	200,184	84,000				45,000	6,059

(1)	For each of the employed directors, includes director’s fees of $24,000, $27,000 and $12,000 for the years 2003, 2002 and 2001, respectively.

(2)	No compensation was received by the Named Executive Officers for perquisites which reached the threshold level for disclosure in this column (disclosure threshold is lesser of 10% of salary or $50,000) except for Mr. Parker and Mr. Parker Jr. Mr. Parker Jr.’s Other Annual Compensation in 2003 includes $34,620 for salaries and benefits to employees who work jointly for the Company and Mr. Parker Jr. Mr. Parker’s Other Annual Compensation in 2003 includes $31,408 for tax preparation.

(3)	Restricted stock grant awarded on July 24, 2003, which has a stated vesting period of 7 years and provides for accelerated vesting of 50% of the total award if the price of Parker common stock reaches and remains at $3.50 or higher for thirty (30) continuous days and accelerated vesting of the remaining 50% if the price of Parker common stock reaches and remains at $5.00 or higher for thirty (30) continuous days; provided that the last 50% cannot vest prior to July 24, 2004. The value of unvested awards as of December 31, 2003, was as follows:

Mr. Parker Jr. — 275,000 shares @ $2.55 = $701,250
Mr. Nash — 120,000 shares @ $2.55 =$306,000
Mr. Whalen — 100,000 shares @ $2.55 = $255,000
Mr. Gass — 55,000 shares @ $2.55 = $140,250
Although the Company has no intention to pay dividends and is restricted by its credit agreements from doing so, all recipients are entitled to receive any dividends payable on the stock prior to vesting.

(4)	Mr. Parker Jr.’s All Other Compensation for 2003 is comprised of Company matching contributions to its 401(k) plan of $7,104.

(5)	Mr. Parker’s All Other Compensation for 2003 is comprised of Company matching contributions to its 401(k) plan of $6,923. See caption “Related Party Transactions” on page 19.

(6)	Mr. Nash’s All Other Compensation for 2003 is comprised of Company matching contributions to its 401(k) plan of $5,031.

(7)	Mr. Gass’ All Other Compensation for 2003 is comprised of Company matching contributions to its 401(k) plan of $8,000.

(8)	Mr. Wingerter’s All Other Compensation for 2003 is comprised of Company matching contributions to its 401(k) plan of $6,831 and $19,230 for accrued vacation pay. Also included in the All Other Compensation is a $491,809 lump sum severance payment to Mr. Wingerter, the details of which can be found under “Other Severance Arrangements”.

Aggregated Option/SAR Exercises in 2003 and 2003 Year End Option/SAR Values

There were no options exercised in 2003 by the Named Executive Officers.

	NUMBER OF SECURITIES
	UNDERLYING UNEXERCISED			VALUE OF UNEXERCISED
	OPTIONS/SARS AT			IN-THE-MONEY OPTIONS/SARS AT
	DECEMBER 31, 2003			DECEMBER 31, 2003 (1)
NAME	EXERCISABLE	UNEXERCISABLE		EXERCISABLE	UNEXERCISABLE
Robert L. Parker Jr.	1,024,750	86,250	(2)	$23,250	$23,250
Robert L. Parker	533,750	11,250	(3)	$0	$0
Robert F. Nash	116,250	78,750	(4)	$24,412	$16,537
James W. Whalen	60,000	60,000	(5)	$16,800	$0
John R. Gass	198,750	46,250	(6)	$10,850	$10,850
Thomas L. Wingerter	285,750	46,250	(7)	$10,850	$10,850

(1)	The value per option is calculated by subtracting the exercise price of each option ($4.50 for previous awards under the 1994 Plan and $8.875 for all awards in 1997 under the 1994 and the 1997 Plans and $10.1825 for awards in 1998 under the 1997 Plan, $3.1875 for awards in 1999 under the 1997 Plan, $5.35 for awards in 2001 under the 1997 Plan, $2.24 and $2.27 for awards in 2002 under the 1997 Plan) from the $2.55 closing price of the Company’s common stock on the NYSE on December 31, 2003.

(2)	48,750 vest in 2004 and 37,500 vest in 2005

(3)	11,250 vest in 2004

(4)	48,750 vest in 2004 and 30,000 vest in 2005

(5)	30,000 vest in 2004 and 30,000 vest in 2005

(6)	28,750 vest in 2004 and 17,500 vest in 2005

(7)	28,750 vest in 2004 and 17,500 vest in 2005

OPTION/SAR GRANTS IN 2003

The Company did not grant any options to the Named Executive Officers in 2003. The Company has never granted any SAR’s.

EQUITY COMPENSATION PLAN INFORMATION

The following table lists the equity compensation plan information for plans approved by security holders and the equity compensation plans not approved by security holders:

	A	B	C
			NUMBER OF SECURITIES
			REMAINING AVAILABLE
			FOR FUTURE ISSUANCE
	NUMBER OF SECURITIES		UNDER EQUITY
	TO BE ISSUED UPON	WEIGHTED-AVERAGE	COMPENSATION PLANS
	EXERCISE OF OUTSTAND-	EXERCISE PRICE OF OUT-	(EXCLUDING SECURITIES
	ING OPTIONS, WARRANTS	STANDING OPTIONS,	REFLECTED IN
PLAN CATEGORY	AND RIGHTS	WARRANTS AND RIGHTS	COLUMN A)
Equity compensation plans approved by security holders	4,847,149 (1)	8.00	1,589,195 (2)

Equity compensation plans not approved by security holders	4,957,660	4.89	250,754

Total	9,804,809		1,839,949

(1) Includes 2,501,649 incentive stock options issued under the 1997 Stock Plan, which ISO’s were approved by the security holders

(2) 1,562,195 shares are available for issuance pursuant to the 1991 Executive Stock Plan and are limited to grants of restricted stock. The remaining 27,000 shares are available for issuance pursuant to the 1994 Option Plan and are available for options, warrants and rights.

Compensation Committee Report On Executive Compensation

The following report and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report or the performance graph by reference therein.

During 2003, the Compensation Committee of the Company’s board of directors consisted of R. Rudolph Reinfrank, David L. Fist, John W. Gibson, Jr. and James E. Barnes. Mr. Fist retired in April 2003. The committee has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors, including independent compensation consultants and other experts for information, surveys and other data as the committee deems appropriate. The Company provides funding for such services retained by the Compensation Committee.

Our committee has overall responsibility for the development and administration of the Company’s executive compensation program. Our committee is responsible for:

•	determining the compensation of the Chief Executive Officer, Robert L. Parker Jr., including annual incentive bonus and any long-term compensation;

•	reviewing and approving, taking into consideration the recommendation of the Chief Executive Officer, the compensation for the other executive officers, other officers and key employees, including annual incentive compensation and long-term compensation;

•	recommending director compensation; and

•	granting awards to officers and directors under the Company’s stock plans.

The specific duties and responsibilities of the committee are described at page 18 and in the Compensation Committee Charter which is included as Annex C hereto and is also available on the Parker Web site at http://www.parkerdrilling.com.

The committee is furnishing the following report on executive compensation for 2003.

EXECUTIVE COMPENSATION PHILOSOPHY

The Company’s compensation philosophy for executive officers is designed to address the following:

•	First, the Company’s compensation philosophy is designed to address certain objectives, including rewarding financial performance, rewarding returns to shareholders and, because our employees are a significant element of our success, it is essential that we offer compensation and benefits that are competitive within our peer group to enable us to attract and retain a talented workforce.

•	Second, the Company’s compensation philosophy relies primarily on two principles:

-	a significant portion of the compensation should be in the form of stock and stock-based incentives, and

-	a large portion of cash compensation should be dependent upon meeting stated financial objectives.

EXECUTIVE COMPENSATION EVALUATION

When establishing salaries, bonus levels and stock-based awards, our committee considers the job functions, responsibilities and performance during the past year and the amount of compensation paid to officers in similar positions of comparable companies based on periodic reviews of data obtained from independent consultants. Our committee reviews companies whose size, type of business, assets, and potential for growth are similar to the Company’s.

Our committee also makes discretionary and subjective determinations of appropriate compensation amounts to take into account the Company’s philosophy of compensating individuals for the success they achieve in managing specific functions or their performance in extraordinary circumstances, such as leadership during difficult market conditions, corporate reorganizations, contributions toward achievement of strategic objectives, etc.

In the case of officers other than Mr. Parker Jr., the committee places considerable weight on the recommendations of Mr. Parker Jr.

COMPONENTS OF EXECUTIVE COMPENSATION

Base Pay. The committee believes that base salary plays a major role in attracting, motivating and retaining effective officers. Our committee reviews base salaries of officers annually and generally establishes a base salary at or near the average levels paid by other companies it reviews. While the committee considers other factors than peer company salaries, as previously noted, the committee recognizes that it must compete with peer companies in order to obtain and retain qualified personnel.

After reviewing the performance of the Company for the year 2003 and the salary levels and performance of the named executive officers, the committee agreed with the recommendation of Mr. Parker Jr. that salaries for those individuals should remain frozen. The committee also agreed with Mr. Parker Jr.’s recommendation that all other officers and key personnel be granted raises reflective of the industry environment.

Short-term Bonus/Variable Pay. The Incentive Compensation Plan (“ICP”) covers all officers and certain key employees and is used to pay bonuses each year based on the achievement of certain financial and operating objectives. For incentive bonuses to be earned, certain threshold levels of performance must be met. Up to two times employees’ base pay can be earned if specified levels of performance are achieved. For 2003, ICP formulas were employed to evaluate the performance of the corporate group and each operating region. The corporate group formula was based on EBITDA (earnings before interest, taxes, depreciation and amortization), but was contingent upon net income of the Company. Each operating region’s formula was based on threshold amounts of EBITDA, inventory and days sales outstanding on trade receivables, with potential for a 15% increase if the TRIR (total recordable incident rate), which measures safety performance, was below a certain level.

The compensation committee determined that bonuses to Mr. Parker Jr. and executive officers should be determined based on profitability of the Company. This determination was based on premise that bonuses should be based on performance and that the base line for performance should be profitability. As a result of this determination, no bonuses were paid to executive officers for 2002 and 2003. Management advised the committee in 2003 that it was having difficulty in obtaining quality personnel to fill key positions due to the committee’s position on payment of bonuses. After receiving confirmation from the compensation consultant, retained by the committee, that peer companies were paying bonuses for achieving certain financial goals even during periods of non-profitability, the committee made a determination that for future years a partial amount of the target incentive bonus could be paid out under the ICP based on a percentage of EBITDA to the non-executive officers and key employees. The committee also determined that a partial amount of the target incentive bonus could be paid out under the incentive compensation plan based on a percentage of EBITDA to the executive officers, if the Company achieves profitability during the 4th quarter of 2004. With regard to bonuses for 2003, the committee concurred with management’s proposal that $263,000 of accrued bonus amounts be paid to certain key employees as determined by management to reward individual performance and to facilitate retention of key personnel.

LONG-TERM INCENTIVE

The committee retained Pearl Meyer & Partners (formerly Clark/Bardes), as a compensation consultant to advise the committee on issues relating to long-term compensation for officers and key employees. The committee is reviewing with Pearl Meyer & Partners the establishment of a performance-based Long-Term Incentive Plan (“LTIP”) that would ensure the shareholders that company performance and stock price performance would be the drivers that trigger payouts under the plan. The committee expects to bring an LTIP to the shareholders for approval in 2005. Until that plan has been presented to and approved by the shareholders, the committee intends to continue distributing shares under either the 1997 Plan or the 1991 Plan in a manner consistent with the compensation philosophy described in this report, subject to changes in rules issued by the NYSE and SEC.

STOCK OWNERSHIP GUIDELINES

A basic premise of the Company’s compensation policy is that significant equity participation creates a vital long-term partnership between management and other stockholders. We have utilized the Company’s stock plans to insure that the value of equity ownership is extended to officers and key employees of the Company.

Equity Compensation. Pearl Meyer & Partners advises the committee on equity compensation issues relating to officers and key employees. The compensation consultant reported to the Board that the stock ownership of executive officers was below the median level of its peer group, composed of nine companies that have operations in the same industry as the Company. Taking into consideration the existing grants to officers and key employees, a comparison of equity compensation and recommendations of management, the committee approved granting of 810,000 restricted shares to officers and key employees under the Company’s 1997 Stock Plan as amended (‘97 Plan), excluding the CEO who is addressed below. The other two stock plans have less than 11,400 shares available for granting. These stock grants are consistent with the committee’s current philosophy of primarily utilizing stock grants as opposed to stock options for equity compensation.

The committee is cognizant of the new regulations that have been issued by the NYSE and approved by the SEC regarding stockholder approval of plans that provide for the issuance of equity-based compensation, unless such plans are “grandfathered”. The committee has received advice from its advisors that the 1991 Executive Stock Plan and 1994 Executive Stock Option Plan were approved by shareholders and that the 1997 Stock Plan is not a “formula” or a “discretionary” plan. The advisors have concluded that no stockholder approval is required to continue issuing stock options or stock grants under these existing plans to the extent that the plans have not been materially amended. There are 640,005 additional shares authorized and reserved for issuance under the 97 Plan. The 1991 Stock Grant Plan (‘91 Plan), has a total of 1,562,195 restricted shares available for granting and the 1994 Executive Stock Option Plan (‘94 Plan) has 123,000 shares available for granting. Based on this information, the committee has determined that the existing stock plans of the Company are sufficient to meet the foreseeable needs of the Company in regard to equity compensation at this time.

CHIEF EXECUTIVE OFFICER

Our committee believes that Mr. Parker Jr.’s leadership as CEO is a key to the Company’s success. Specifically, Mr. Parker Jr. has most recently provided leadership and vision in connection with:

•	developing and implementing a strategic plan to reduce debt through sale of assets,

•	restructuring of the Company’s long-term indebtedness,

•	returning the Company to profitability, and

•	reduction of corporate overhead.

Mr. Parker Jr. received a base salary of $522,500 in 2003. Despite the achievements noted above, the committee determined that no salary increase should be granted for 2004.

Mr. Parker Jr.’s annual bonus is based on the ICP provisions discussed under “Short Term Bonus/Variable Pay”. Because the corporate group of the Company did not achieve any of its threshold performance levels in 2003, Mr. Parker Jr. did not earn a bonus in 2003 under the ICP formula.

The committee also reviewed prior stock grants and option awards to Mr. Parker Jr. and utilized input from its compensation consultant for this aspect of Mr. Parker Jr.’s compensation review. Based on a review of CEO’s of peer companies, Mr. Parker Jr.’s performance and his current equity compensation, the committee agreed to award Mr. Parker Jr. 275,000 in restricted stock grants in 2003.

Mr. Parker Jr. also entered into an employment agreement effective in 2002 which is described on page 36.

COMPENSATION FOR CHAIRMAN

The committee believes that Mr. Parker continues to make valuable contributions to the Company on a day-to-day basis. His experience, reputation and contacts in the industry are instrumental in the Company’s success in obtaining contracts. In addition, Mr. Parker’s understanding of the industry is critical to the development of a strategic plan to enable the Company to return to profitability.

Mr. Parker received a base salary of $450,000 in 2003. Despite the contributions noted above, the committee determined that there would be no salary increase for 2004.

Mr. Parker does not participate in the ICP.

Mr. Parker also entered into an employment agreement effective in 2002 which is described on page 36.

DIRECTOR COMPENSATION

The committee also reviewed the compensation for the directors and its equity participation. Consistent with its philosophy that a material portion of compensation be in the form of equity and taking into consideration the survey information provided by the compensation consultant of director equity participation by peer companies, the committee approved the award of 15,000 options for each non-employee director in April of 2003 as indicated in the table provided in this proxy statement, all of which vested immediately.

TAX LAW LIMITS ON EXECUTIVE COMPENSATION

Section 162(m) of the Internal Revenue Code limits tax deductions for certain executive compensation over $1 million. Certain types of compensation are deductible only if performance criteria are specified in detail, and stockholders have approved the compensation arrangements. The compensation committee has not yet adopted a formal policy with respect to qualifying compensation paid to its executive officers for an exemption from this limitation on deductibility imposed by this section. The committee anticipates that all compensation paid to its executive officers during 2003 will qualify for deductibility because no executive’s compensation is expected to exceed the dollar limitations of such provision.

Respectfully submitted,

R. Rudolph Reinfrank, Chairman
John W. Gibson Jr.
James E. Barnes

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee during 2003 or as of the date of this proxy statement is or has been an officer or employee of the Company.

Performance Graph

The following performance graph compares cumulative total stockholder returns on the Company’s common stock compared to the Philadelphia Oil Service Index (“OSX”) and the S&P MidCap 400 stock index, calculated as of the end of each year beginning December 31, 1999, through December 31, 2003. The graph assumes $100 was invested on December 31, 1999, in the Company’s common stock and in each of the referenced indices.

PERFORMANCE DATA

Employment and Severance Agreements

Employment Agreements

Each of the executive officers has an employment agreement with the Company, all of which became effective in 2002, with the exception of Mr. Potter’s which became effective in June 2003. The term of each agreement is for three years and each provides for automatic extensions of two years, with the exception of Mr. Brassfield, Mr. Gass, and Mr. Graham, whose agreements are for two years with automatic two year extensions, Mr. Potter, whose agreement is for two years with automatic one year extensions and Mr. Parker Sr. whose agreement is for one year with automatic one year extensions. The employment agreements provide for the following benefits:

•	payment of current salary, which may be increased upon review by the CEO (or the Board of Directors in case of CEO and Chairman) on an annual basis but cannot be reduced except with consent of the executive,

•	for payment of bonuses of up to 100% (75% for Mr. Nash and Mr. Whalen, and 50% for Mr. Brassfield, Mr. Gass and Mr. Graham, 30% for Mr. Potter, and at the discretion of the board for Mr. Parker Sr.) of salary based on meeting certain incentives,

•	to be eligible to receive stock options and to participate in other benefits, including without limitation, paid vacation, 401(k) plan, health insurance and life insurance.

If the executive’s employment is terminated, including by reason of death or disability or retirement, but excluding termination for cause or termination as a result of the resignation of the executive, unless for good reason (based on definitions of cause and good reason in the agreements), the officer is entitled to receive:

•	salary for remainder of month of termination,

•	bonus for prior year if earned and yet unpaid,

•	remainder of vacation pay for the year,

•	a severance payment equal to two times the sum of the highest salary and bonus over the previous three years, except for Mr. Brassfield, Mr. Gass and Mr. Graham whose payment will be based on a 1.5 times multiplier and Mr. Potter whose payment will be based on a 1.0 multiplier (“Additional Benefit”), and

•	continued health benefits for two years, except for Mr. Brassfield, Mr. Gass and Mr. Graham who will receive these benefits for 1.5 years and for Mr. Potter, who will receive these benefits for 1 year (“Other Benefits”).

In consideration for these benefits, the executive agrees to perform his customary duties set forth in the employment agreement, and further covenants not to solicit business except on behalf of the Company during his employment and to refrain from hiring employees of Company or to compete against the Company for a period of one year following his termination.

In addition to the above benefits, each employment agreement provides that in the event of a change in control, as defined in the agreement, the term of the employment agreement will be extended for three years. If the executive is terminated during this three-year period for any reason except for cause or the executive resigns during the first two years after the change in control for good reason, the Additional Benefit payable shall be based on three times salary and bonus, payable in a lump sum, and the Other Benefits shall also be provided for three years. In certain circumstances, the Company has agreed to make the executive whole for excise taxes that may apply with respect to payments made after a change in control. The benefits provided under the employment agreements executed by the executive officers are in lieu of and replace the benefits under the Severance Compensation and Consulting Agreements previously executed by the executive officers, which Severance Compensation and Consulting Agreements have been terminated.

Other Severance Agreements

In connection with the termination of employment of Thomas L. Wingerter, former vice president of operations, on September 30, 2003, Mr. Wingerter entered into a Separation Agreement and Release of same date pursuant to which Mr. Wingerter was paid a $491,809 lump sum severance payment, granted the right to receive continuing medical coverage under the Company’s health plan for eighteen months, and was allowed to retain all stock options previously awarded, which options shall continue to vest and otherwise be subject to their respective award agreements; provided that all options not vested or exercised by September 30, 2005, shall expire as of that date.

Other Information

If you have questions or need more information about the annual meeting, write to:

Parker Drilling Company
Corporate Secretary
1401 Enclave Parkway, Ste. 600
Houston, Texas 77077

or call us at (281) 406-2000.

Whether or not you plan to attend the annual meeting, please vote by telephone or Internet or mark, sign, date and promptly return your completed proxy in the enclosed envelope. The toll free number to vote by telephone is at no cost to you. No postage is required for mailing in the United States.

By order of the Board of Directors,

Ronald C. Potter
Corporate Secretary

Houston, Texas
March 22, 2004

Annex A

CORPORATE GOVERNANCE PRINCIPLES

1.	Director Qualifications

     The Board of Directors (“Board”) will have a majority of directors who meet the criteria for independence required by the New York Stock Exchange. The Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of new Board members as well as the composition of the Board as a whole. This assessment will include members’ qualification as independent in accordance with the New York Stock Exchange and Securities and Exchange Acts, as well as consideration of diversity, age, skills, and experience in the context of the needs of the Board. Candidates for nominees for directorship may be made by any member of the Board and by any shareholder and referred to the Corporate Governance Committee for review in accordance with the policies and principles in its charter. The invitation to join the Board should be extended on behalf of the Board by the Chairman of the Board.

     The Board presently has 7 members. It is the sense of the Board that the current size of the board is appropriate. However, the Board would be willing to increase the size in order to accommodate the availability of an outstanding candidate.

     It is the sense of the Board that individual directors who change the responsibility they held when they were elected to the Board should volunteer to resign from the Board. It is not the sense of the Board that in every instance the directors who retire or change from the position they held when the came on the Board should necessarily leave the Board. There should, however, be an opportunity for the Board through the Corporate Governance Committee to review the continued appropriateness of Board membership under the circumstances.

     Directors should advise the Chairman of the Board and the Chairman of the Corporate Governance Committee in advance of accepting an invitation to serve on another public company board.

     The Board does not believe it should establish term limits. While term limits could help insure that there are fresh ideas and viewpoints available to the Board, they hold the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole. As an alternative to term limits, the Corporate Governance Committee will review each director’s continuation on the Board every three years. This will allow each director the opportunity to conveniently confirm his or her desire to continue as a member of the Board.

2.	Director Responsibilities

     The basic responsibility of the directors is to exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company and its shareholders. In discharging that obligation, directors should be entitled to rely on the honesty and integrity of the Company’s senior executives and its outside advisors and auditors. The directors shall also be entitled to have the Company purchase reasonable directors’ and officers’ liability insurance on their behalf, to the benefits of indemnification to the fullest extent permitted by law and the Company’s charter, by-laws and any indemnification agreements, and to exculpation as provided by state law and the Company’s charter.

     Directors are expected to attend Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Directors are also expected to attend the annual meeting of shareholders. Information and data that are important to the Board’s understanding of the business to be conducted at a Board or committee meeting should generally be distributed in writing to the directors before the meeting, and directors should review these materials in advance of the meeting.

     The Board has no policy with respect to the separation of the offices of Chairman and the Chief Executive Officer. The Board believes that this issue is part of the succession planning process and that it is in the best interests of the Company for the Board to make a determination when it elects a new chief executive officer.

     The Chairman will establish the agenda for each Board meeting. Each Board member is free to suggest the inclusion of items on the agenda. Each Board member is free to raise at any Board meeting subjects that are not on the agenda for that meeting. The Board will review the Company’s long-term strategic plans and the principal issues that the Company will face in the future during at least one Board meeting each year.

     The non-management directors will meet in executive session at least quarterly. The directors have determined that the Chairman of the Corporate Governance Committee (the “Presiding Director”) will preside at these meetings and be disclosed in the annual proxy statement as required by the New York Stock Exchange.

     The Board believes that the management speaks for the Company. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with the Company. But it is expected that Board members would do this with the knowledge of the management and, absent unusual circumstances or as contemplated by the committee charters, only at the request of management.

3.	Board Committees

     The Board will have at all times an Audit Committee, a Compensation Committee and a Corporate Governance Committee. All of the members of these committees will be independent directors under the criteria established by the New York Stock Exchange. Committee members will be appointed by the Board upon recommendation of any member of the board and approval thereof by the Corporate Governance Committee.

     Each committee will have its own charter. The charters will set forth the purposes, goals and responsibilities of the committees as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and committee reporting to the Board. The charters will also provide that each committee will annually evaluate its performance.

     The Chairman of each committee, in consultation with the committee members, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter. The Chairman of each committee, in consultation with the appropriate members of the committee and management, will develop the committee’s agenda. At the beginning of the year each committee will establish a schedule of agenda subjects to be discussed during the year (to the degree these can be foreseen). The schedule for each committee will be furnished to all directors.

     The Board and each committee have the power to hire independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining the approval of any officer of the Company in advance.

     The Board may, from time to time, establish or maintain additional committees as necessary or appropriate.

4.	Director Access to Officers and Employees

     Directors have full and free access to officers and employees of the Company. Any meetings or contacts that a director wishes to initiate may be arranged through the CEO or the Secretary or directly by the director. The directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Company and will, to the extent not inappropriate, copy the CEO on any written communications between a director and an officer or employee of the Company.

     The Board welcomes regular attendance at each Board meeting of senior officers of the Company. If the CEO wishes to have additional Company personnel attendees on a regular basis, this suggestion should be brought to the Board for approval.

5.	Director Compensation

     The form and amount of director compensation will be determined by the Compensation Committee in accordance with the policies and principles set forth in its charter, and the Compensation Committee will conduct an annual review of director compensation. The Compensation Committee will consider that directors’ independence may be jeopardized if director compensation and perquisites exceed customary levels.

6.	Director Orientation and Continuing Education

     All new directors shall be provided with a director orientation packet that describes the various operations of the Company, the officers and their respective duties and other information to adequately inform the director of the nature of the Company’s business. The Company will make management available to new board members and existing board members at corporate headquarters in order to receive presentations by senior management to familiarize the directors with the Company’s strategic plans, its significant financial, accounting and risk management issues, its compliance programs, its Code of Business Conduct and Ethics, its principal officers, and its internal and independent auditors.

     Board members are encouraged to attend conferences and other programs that will increase their knowledge of board functions and duties as well as other board responsibilities. The Company will reimburse each board member for attending one conference or program each year.

     It is the sense of the board that off-site board retreats may be beneficial from time to time to address strategic planning and other critical decisions to be made by the board from time to time.

7.	CEO Evaluation and Management Succession

     The Compensation Committee will conduct an annual review of the CEO’s performance, as set forth in its charter. The Board of Directors will review the Compensation Committee’s report in order to ensure that the CEO is providing the best leadership for the Company in the long and short term.

     The Corporate Governance Committee should make an annual report to the Board on succession planning. The entire Board will work with the Corporate Governance Committee to nominate and evaluate potential successors to the CEO. The CEO should at all times make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.

8.	Annual Performance Evaluation

     The Board of Directors will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Corporate Governance Committee will receive comments from all directors and report annually to the Board with an assessment of the Board’s performance. This will be discussed with the full Board following the end of each fiscal year. The assessment will focus on the Board’s contribution to the Company and specifically focus on areas in which the Board or management believes that the Board could improve.

9.	Reporting of Accounting/Auditing Irregularities; Communications with the Board of Directors

     Anyone who has a concern about the Company’s accounting, internal accounting controls or auditing matters, may communicate that concern directly to the Director of Internal Audit or the General Counsel. Such communications may be confidential and/or anonymous, and may be e-mailed or submitted in writing to the addresses published on the Company’s website. Concerns relating to accounting, internal controls, or auditing shall be reviewed by the Director of Internal Audit and/or General Counsel and, if credible and if confirmed would warrant remedial or disciplinary action, will be reported to the Audit Committee and addressed by the Company in the same way as other concerns, including the retention of outside advisors or counsel to investigate or advise on such concerns.

     Anyone, including shareholders of the Company, may communicate with the Board or the non-management directors about officer conduct or other concerns or matters by submitting such concerns or matters in writing to the Presiding Director at the special address published on the Company’s website. Such communications may be confidential and/or anonymous. The concerns or matters will be reviewed by the Presiding Director pursuant to the criteria approved by a majority of the independent directors. Any matter which falls within the criteria approved by the independent directors shall be presented to the Audit Committee or the full Board and addressed in the same way as other concerns, including the retention of outside advisors or counsel to investigate or advise on such matters or concerns.

     The Company’s policies prohibit any retaliation or taking any adverse action against anyone for raising or helping to resolve reports of misconduct or ethical violations.

Annex B

CHARTER OF THE AUDIT
COMMITTEE OF THE BOARD OF DIRECTORS

Purpose

The Audit Committee is appointed by the Board to assist the Board in overseeing (1) the integrity of the (a) process involved in the preparation of the financial statements and (b) auditing of the financial statements of the Company, (2) the independent accountant’s qualifications and independence, (3) the performance of the Company’s internal audit function and internal auditors, and (4) the compliance by the Company with legal and regulatory requirements.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement. The Audit Committee shall perform an annual self assessment.

Committee Membership

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange and of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission. At least one member of the Audit Committee shall be an audit committee financial expert as defined by the Commission or the Company shall disclose in the 10-K why it does not have an audit committee financial expert. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Corporate Governance Committee. Audit Committee members may be replaced by the Board.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. At least two members shall be present at each meeting of the Audit Committee to establish a quorum. The Audit Committee shall meet periodically with management, the internal auditors and the independent accountants in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent accountant to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The meetings of the Audit Committee are open to all directors, although only committee members are remunerated.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent accountant (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent accountant (including resolution of disagreements between management and the independent accountant regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent accountant shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent accountant, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to year end.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent accountant for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval, including consideration of changes that are necessary as a result of new laws or regulations.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent accountant the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.	Review and discuss with management and the independent accountant the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent accountant’s review of the quarterly financial statements.

3.	Review earnings press releases, as well as Company policies with respect to earnings releases, financial information and earnings guidance provided to analysts and ratings agencies.

4.	Discuss Company policies with management regarding risk assessment and review contingent liabilities and risks that may be material to the Company, including the effect of major legislative or regulatory developments.

5.	Establish a policy for hiring of employees or former employees of the independent accountants.

6.	Discuss with management and the independent accountant significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

7.	Discuss regularly with management and the independent accountants:

(a)	All critical accounting policies and practices used or to be used.

(b)	All alternative treatments of financial transactions in accordance with generally accepted accounting principles that have been discussed by management with the independent accountants, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountant.

(c)	Other material written communications between the independent accountant and management, such as any management letter or schedule of unadjusted differences.

8.	Discuss with the independent accountant the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9.	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Accountant

10.	Obtain and review a report from the independent accountant at least annually regarding (a) the independent accountant’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent accountant and the Company. Evaluate the qualifications, performance and independence of the independent accountant, including considering whether the accountant’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the independent accountant’s independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent accountants to the Board, including whether or not independent accountants should be replaced.

11.	Confirm independence of accountants pursuant to ISB No.1, including (a) obtaining disclosure in writing from the independent accountant of any relationships between independent accountant and the Company and its related entities that in the professional judgment of the independent accountant may reasonably bear upon independence, (b) obtaining confirmation in writing that in the professional judgment of the independent accountant it is independent of the company within the meaning of the Securities Acts, and (c) discussing the independence of the independent accountant with the audit committee. The discussion with the independent accountant regarding independence shall include the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

12.	Meet with the independent accountant prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

13.	Review the appointment and replacement of the director of internal auditing.

14.	Review reports prepared by the internal auditing department and management’s responses.

15.	Discuss with the independent accountant and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audits.

Compliance Oversight Responsibilities

16.	Obtain from the independent accountant assurance that Section 10A(b) of the Exchange Act has not been implicated based on information discovered during the audit.

17.	Obtain an annual report from management that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Conduct based on annual compliance statements received from employees and agents. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct.

18.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

19.	Discuss with management and the independent accountant any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

20.	Discuss with the Company’s counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent accountant. In carrying out its oversight function each member of the Audit Committee shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, prepared and presented to the Audit Committee.

Audit Committee Powers

The Committee shall also have the following powers:

21.	To engage accounting or other advisors (including independent counsel) and to have direct access to all such advisors without the presence of any officer of the Company.

22.	To interview and meet with any employee of the Company without the presence of any officer of the Company.

23.	To investigate any matter brought to its attention within the scope of its duties.

24.	To form and delegate authority to subcommittees and to delegate authority to one or more of its members.

25.	Such other powers as may be necessary to fulfill its purposes as defined in this Charter.

Annex C

COMPENSATION COMMITTEE CHARTER

Purpose

The Compensation Committee is appointed by the Board to discharge the Board’s responsibilities relating to compensation of the Company’s directors and officers. The Committee has overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of the Company.

The Compensation Committee is also responsible for producing an annual report on executive compensation for inclusion in the Company’s proxy statement.

Committee Membership

The Compensation Committee shall consist of no fewer than three members. The members of the Compensation Committee shall meet the independence requirements of the New York Stock Exchange. All committee members shall also be “non-employee directors” as defined by Rule 16b-3 under the Securities and Exchange Act of 1934 and “outside directors” as defined by Section 162(m) of the Internal Revenue Code.

The members of the Compensation Committee shall be appointed by the Board on the recommendation of the Corporate Governance Committee. Compensation Committee members may be replaced by the Board in its discretion.

Meetings

The Compensation Committee shall meet as often as its members deem necessary to perform the Committee’s responsibilities. The meetings of the Compensation Committee are open to all directors, although only committee members are remunerated.

Committee Authority and Responsibilities

1.	The Compensation Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or senior executive compensation and shall have sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors. The Company will provide appropriate funding, as determined by the Compensation Committee, for payment of compensation to any consulting firm or other retained by the Compensation Committee.

2.	The Compensation Committee shall annually review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives, and have sole authority to determine the CEO’s compensation levels based on this evaluation. In determining the long-term incentive component of CEO compensation, the Compensation Committee will consider the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the CEO in past years.

3.	The Compensation Committee shall annually review and make recommendations to the Board with respect to the compensation of all directors, officers and other key executives, including incentive-compensation plans and equity-based plans.

4.	The Compensation Committee shall annually review and approve, for the CEO and the senior executives of the Company, (a) the annual base salary level, (b) the annual incentive opportunity level, (c) the long-term incentive opportunity level, (d) employment agreements, severance arrangements, and change in control agreements/provisions, in each case as, when and if appropriate, and (e) any special or supplemental benefits.

5.	The Compensation Committee may form and delegate authority to subcommittees when appropriate.

6.	The Compensation Committee shall make regular reports to the Board.

7.	The Compensation Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Compensation Committee shall annually review its own performance.

Annex D

CORPORATE GOVERNANCE
COMMITTEE CHARTER

Purpose

The Corporate Governance Committee is appointed by the Board (1) to assist the Board by reviewing qualifications of individuals which have been proposed by other Board members, by independent search firms or by shareholders to become new Board members, and to recommend to the Board the director nominees for the next annual meeting of shareholders; (2) to recommend to the Board the Corporate Governance Principles applicable to the Company; (3) to lead the Board in its annual review of the Board’s performance; and (4) to assist the Board in selecting director nominees for each committee.

Committee Membership

The Corporate Governance Committee shall consist of no fewer than three members. The members of the Corporate Governance Committee shall meet the independence requirements of the New York Stock Exchange. The members of the Corporate Governance Committee shall be appointed and replaced by the Board.

Meetings

The Governance Committee shall meet as often as it determines, but not less frequently than twice a year. At least two members shall be present at each meeting of the Governance Committee to establish a quorum. The Governance Committee may request any director, officer or employee of the Company or the Company’s outside counsel or other consultants of the Company to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The meetings of the Governance Committee are open to all directors, although only committee members are remunerated.

Committee Authority and Responsibilities

1.	The Corporate Governance Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms. The Corporate Governance Committee shall also have authority, to the extent it deems necessary or appropriate, to obtain advice and assistance from internal or external legal, accounting or other advisors and to have access to such advisors without the presence of any officer of the Company. The Company shall provide for appropriate funding, as determined by the Governance Committee, for payment of compensation to any advisors employed by the Governance Committee

2.	The Corporate Governance will provide a forum for other Board members to submit nominees as additions to the Board as well as facilitate the submission of director candidates by shareholders. Once the nominees have been submitted, the Corporate Governance Committee shall review the qualifications of director nominees in accordance with the minimum qualifications specified in the Corporate Governance Principles and report to the Board their recommendation in regard to such nominees.

3.	The Corporate Governance Committee shall receive comments from all directors and report annually to the Board with an assessment of the Board’s performance, to be discussed with the full Board following the end of each fiscal year.

4.	The Corporate Governance Committee shall review and reassess the adequacy of the Corporate Governance Principles of the Company and recommend any proposed changes to the Board for approval.

5.	The Corporate Governance Committee may form and delegate authority to subcommittees or to any one of its members as it deems appropriate.

6.	The Corporate Governance Committee shall make regular reports to the Board.

7.	The Corporate Governance Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Corporate Governance Committee shall annually review its own performance.

8.	The Corporate Governance Committee shall establish a procedure to allow interested parties to address their concerns to the Chairman of the Corporate Governance Committee, who shall review and report such concerns to the Board or other committees as the Chairman determines appropriate, in accordance with the procedure and criteria approved by the Board.

Governance Committee Powers

The Committee shall also have the following powers:

9.	To interview and meet with any employee of the Company without the presence of any officer of the Company.

10.	To investigate any matter brought to its attention within the scope of its duties.

11.	Such other powers as may be necessary to fulfill its purposes as defined in this Charter.

Annex E

AUDIT COMMITTEE PRE-APPROVAL POLICY

I.	Statement of Principles

               The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee.

               This Policy describes the Audit, Audit-related, Tax and All Other services that have the pre-approval of the Audit Committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will periodically revise the list of pre-approved services, based on subsequent determinations.

II.	Delegation

               The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

III.	Audit Services

               The annual Audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters.

               In addition to the annual Audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other Audit services, which are those services that only the independent auditor reasonably can provide. The Audit Committee has pre-approved the following Audit services: audit of the Company’s consolidated financial statements and interim reviews, statutory audits or audits of subsidiaries, services associated with SEC registration statements and periodic reports filed with the SEC, and consultations as to the accounting or disclosure treatment of new rules or proposed rules by standard-setting bodies. All other Audit services not listed must be separately pre-approved by the Audit Committee.

IV.	Audit-Related Services

               Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of Audit-related services does not impair the independence of the auditor, and has pre-approved the following Audit-related services: due diligence for potential acquisitions/dispositions, audits of employee benefit plans, agreed-upon procedures required to respond to accounting or regulatory reporting matters, assistance in preparing internal control documentation related to Section 404 of the Sarbanes Oxley Act of 2002, and attest services not required by statute or regulation. All other Audit-related services not listed must be separately pre-approved by the Audit Committee.

V.	Tax Services

               The Audit Committee believes that the independent auditor can provide Tax services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor’s independence. However, the Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue code and related regulations. The Audit Committee has pre-approved the following Tax services: U.S. federal, state and local tax compliance, review, planning and advice, international tax compliance, review, planning and advice. All Tax services involving large and complex transactions not listed must be separately pre-approved by the Audit Committee.

VI.	All Other Services

               The Audit Committee may grant pre-approval to those permissible non-audit services classified as All Other services that it believes are routine and recurring services, and would not impair the independence of the auditor. The Audit Committee has pre-approved the following “All Other services”: fees related to PwC Team Mate, an electronic work paper system utilized by the Company’s internal audit department. Any other Permissible All Other services must be separately pre-approved by the Audit Committee.

               A list of the SEC’s prohibited non-audit services was provided to the audit committee. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

VII.	Pre-Approval Fee Levels

               Pre-approval fee levels for all services to be provided by the independent auditor will be established periodically by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee.

VIII.	Supporting Documentation

               With respect to each proposed pre-approved service, the independent auditor will provide detailed letter of arrangement and/or a summary of services, which will be provided to the Audit Committee, regarding the specific services to be provided.

IX.	Procedures

               Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Controller, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

ANNUAL REPORT

The Company has provided to each person whose proxy is being solicited a copy of its 2003 Annual Report to Stockholders. The Company will provide without charge to each person who requests, a copy of the Company’s annual report on Form 10-K (including the financial statements and financial schedules thereto) required to be filed with the Securities and Exchange Commission for the year ended December 31, 2003. Such requests should be directed to Mr. David Tucker, Investor Relations Department, Parker Drilling Company, 1401 Enclave Parkway, Suite 600, Houston, Texas 77077.

Stockholders are invited to keep current on the Company’s latest contracts, news releases and other developments throughout the year by way of the Internet. The Parker Drilling Company home page can be accessed by setting your World Wide Web browser to http://www.parkerdrilling.com for regularly updated information.

PARKER DRILLING COMPANY

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, April 28, 2004
10:00 a.m.

The Westlake Club
570 Westlake Park Boulevard
Houston, Texas

This proxy is solicited on behalf of the Board of Directors	proxy

The undersigned appoints ROBERT L. PARKER and ROBERT L. PARKER JR., or either of them, as Proxies, with the power of substitution, and authorizes them to represent the undersigned at the annual meeting of stockholders to be held April 28, 2004, or any adjournment thereof, and to vote all the shares of common stock of Parker Drilling Company held of record by the undersigned on March 12, 2004, as designated on the reverse side.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS IN EACH SUCH CASE.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 27, 2004.

•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/pkd/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 27, 2004.

•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Parker Drilling Company, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card
▼Please detach here ▼

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of directors — director nominees:

01 02 03	Bernard Duroc-Danner James E. Barnes Robert M. Gates	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	PROPOSAL TO RATIFY the appointment of PricewaterhouseCoopers LLP as independent accountants for 2004.

☐ For	☐ Against	☐ Abstain

3.	IN THEIR DISCRETION, the Proxies are authorized to vote in their best judgment upon such other business as may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

I Plan to Attend the Meeting	☐	Date
Address Change?	☐
Indicate change below:

Signature(s) In Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.